UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2014, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Orexigen Therapeutics, Inc. (the “Company”) approved a Recoupment Policy (the “Policy”) applicable to Section 16 officers of the Company, which includes the Company’s named executive officers (each an “Officer” and together, the “Officers”). As set forth in the Policy, in the event that the Company is required to restate its financial statements as a result of fraud, intentional misconduct or gross negligence of any Officer, the Committee is authorized to recoup bonus and other incentive cash compensation awarded to or received by such Officer(s) during the 12-month period following the filing of the original financial statements.

The Board (or Committee) will determine in its reasonable discretion, based on the circumstances, the amount, form and timing of recovery. On April 24, 2014, each of the Officers signed an acknowledgment making them subject to the policy.

The foregoing description of the Policy does not purport to be complete and is qualified in its entirety by the full text of the Policy, which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Acknowledgment and Orexigen Therapeutics, Inc. Recoupment Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: April 25, 2014	By:	/s/ Joseph P. Hagan
	Name:	Joseph P. Hagan
	Title:	Chief Business Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Acknowledgment Orexigen Therapeutics, Inc. Recoupment Policy